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Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of ACE Limited on Form S-8 (File No.33-86146) of our reports dated November 7, 1996 on our audits of the consolidated financial statements and financial statement schedules of ACE Limited as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995, and 1994, which reports are included, or incorporated by reference, in this Annual Report on Form 10-K.


New York, New York
December 19, 1996                      COOPERS & LYBRAND L.L.P.